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                                                                    EXHIBIT 16.1

June 6, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: NETGEAR, Inc.

Dear Sirs/Madams:

We have read and agree with the comments, relating to the change in independent auditors under the heading "Change in Auditors" in NETGEAR, Inc.'s Amendment No. 2 to Registration Statement No. 333-104419 on Form S-1 expected to be filed with the Securities and Exchange Commission on or about June 6, 2003.

Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Jose, CA